Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is made as of November 30, 2007, by and between Stephen J. Harmelin, the court-appointed Receiver ad litem (the “Receiver ad litem”) and C. Clark Hodgson, Jr., the court-appointed Receiver (the “Receiver”) for the Philadelphia Alternative Asset Management Company, LLC (“PAAMCo”) and all of its partners, affiliates, subsidiaries and related entities, including, but not limited to, Philadelphia Alternative Asset Fund, Ltd. (“PAAF”), Option Capital Fund, LP, Philadelphia Alternative Asset Fund, LP, and Philadelphia Alternative Feeder Fund, LLC (collectively, the “Receivership Entities”), on behalf of all of the foregoing Receivership Entities (collectively, “Plaintiff”), having respective addresses at Dilworth Paxson LLP, 3200 Mellon Bank Center, 1735 Market Street, Philadelphia, PA 19103, and Stradley Ronon Stevens & Young LLP, 2600 One Commerce Square, Philadelphia, PA 19103, on the one hand, and MF Global Inc. f/k/a Man Financial Inc (“MFG”), having an address at 717 Fifth Avenue, New York, New York 10022, and Thomas Gilmartin (“Gilmartin”), having an address at c/o Dennis R. Suplee, Schnader Harrison Segal & Lewis LLP, 1600 Market Street, Philadelphia, PA 19103, on the other hand. MFG and Gilmartin together shall be referred to herein as the “MFG Defendants.” Plaintiff and the MFG Defendants together shall be referred to herein as the “Settling Parties” and, where the context so requires, individually as “Settling Party.”

WHEREAS, on or about June 23, 2005, the United States Commodity Futures Trading Commission (“CFTC”) commenced an action against Paul Eustace and PAAMCo, Civil Action No. 05-CV-2973, in the United States District Court for the Eastern District of Pennsylvania (the “Court”);

WHEREAS, at the request of the CFTC and initially by Order dated June 23, 2005, and thereafter by Orders dated September 22, 2005, and April 21, 2006, the Court appointed C. Clark Hodgson, Jr. as the Receiver, with the full powers of an equity receiver, for PAAMCo and its partners, affiliates or subsidiaries or related entities, including, but not limited to, the Receivership Entities;

WHEREAS, on or about September 23, 2005, several investors in PAAF filed a petition at Cause No. 440 of 2005 (the “Cayman Proceeding”) with the Grand Court of the Cayman Islands (the “Grand Court”) seeking a “wind up” order with respect to PAAF and the appointment of liquidators for PAAF;

WHEREAS, pursuant to a Judgment entered on February 22, 2006, the Grand Court entered its Order with respect to winding up PAAF and, by order of the Grand Court dated February 22, 2006 and filed on or about March 3, 2006, Richard Fogerty and G. James Cleaver of Kroll (Cayman) Limited were appointed as Joint Official Liquidators of PAAF (the “Joint Liquidators”);

WHEREAS, in September 2006, the Receiver and the Joint Liquidators entered into a Protocol Agreement Regarding the Offshore Fund (the “Protocol”), which Protocol was approved by both the Court and the Grand Court;

WHEREAS, the Receiver commenced an action against, inter alia, the MFG Defendants on or about May 8, 2006, by filing a complaint in the Court (Civil Action No. 06-CV-1944 (MMB)), which was subsequently amended on or about November 15, 2006 (the “Action”);

WHEREAS, MFG filed a third-party complaint in the Court on or about August 4, 2006, asserting claims against John Wallace, Edward Gobora, David Lashbrook and Scott Somerville (the “Third-Party Action”);

WHEREAS, on or about January 22, 2007, MFG filed an amended third-party complaint in the Court, which added claims against UBS Fund Services (Cayman) Ltd. (“UBS Cayman”);

WHEREAS, by Order dated May 3, 2007, the Court replaced C. Clark Hodgson, Jr. as Receiver with respect to the Action and appointed Stephen J. Harmelin to act as the Receiver ad litem with full and exclusive authority over the Action;

WHEREAS, on or about July 6, 2007, the Receiver ad litem filed a second amended complaint in the Action, which is captioned Stephen J. Harmelin, Receiver ad Litem for Philadelphia Alternative Asset Management Company, LLC, and its Partners, Affiliates, Subsidiaries and Related Entities, v. Man Financial Inc, Thomas Gilmartin and UBS Fund Services (Cayman), Ltd., (the “Amended Complaint”);

WHEREAS, on or about July 23, 2007, MFG and Gilmartin each answered and denied the allegations of the Amended Complaint, asserted affirmative defenses and counterclaims against Plaintiff, and asserted cross-claims against Defendant UBS Cayman;

WHEREAS, on or about September 25, 2007, UBS Cayman answered and denied the allegations of the Amended Complaint, asserted affirmative defenses and counterclaims against Plaintiff, and asserted cross-claims against MFG and Gilmartin;

WHEREAS, on or about October 15, 2007, MFG and Gilmartin answered and denied the allegations of UBS Cayman’s cross-claims;

WHEREAS, on or about October 15, 2007, Plaintiff answered and denied the allegations of UBS Cayman’s counterclaims, and asserted cross-claims against David Lashbrook and Scott Somerville;

WHEREAS, MFG and Gilmartin deny all material allegations against them and deny any and all fault or liability under any of the pleadings; and

WHEREAS, without admitting any liability, fault, or wrongdoing on the part of any Settling Party hereto, in order to save the expenses of, and avoid the uncertainties associated with, continuing the Action, the Settling Parties wish to settle and resolve fully and finally all differences, disputes or claims between them, whether actual or potential, known or unknown, suspected or unsuspected, specifically mentioned herein or not, related to the allegations in the Action, the Third-Party Action, and/or predecessor actions by the Receiver, to discontinue the Action as it relates to MFG and Gilmartin, and to release each of the Settling Parties from any and all liability connected therewith, with the understanding that the releases do not constitute an admission of any liability, wrongdoing of any nature, or the lack of merit of any claims, counterclaims, third-party claims, or defenses asserted in the Action;

NOW, THEREFORE, for the consideration stated herein, including but not limited to, the mutual covenants and undertakings set forth herein, the receipt and sufficiency of which is hereby acknowledged, Plaintiff and the MFG Defendants hereby stipulate and agree as follows:

1. Order Confirming Agreement and Dismissing the Action as Against the MFG Defendants. The Receiver ad litem and the MFG Defendants shall, within 10 days from the execution of this Agreement, file a joint motion in the Court for an Order to confirm this Agreement, and dismiss, with prejudice and without costs, all claims and cross-claims asserted against the MFG Defendants in the Action and all counterclaims asserted by the MFG Defendants against Plaintiff (the “Court Order”). The Settling Parties shall advocate for, and request the Court to, enter the Court Order. The Settling Parties shall not file any notice of appeal from the entry of the Court Order approving this Agreement. The Settling Parties shall jointly draft and agree on the language of the motion papers to accomplish the foregoing. In that regard, the Settling Parties will ask the Court:

(a) To provide reasonable notice to all parties interested in each of the Receivership Entities, including but not limited to, all investors in, shareholders, members, partners and creditors of, each of the Receivership Entities (“Interested Parties”);

(b) To set a bar date by which the Interested Parties must file with the Court any objections to the settlement provisions contained herein;

(c) To provide for a hearing on this Agreement’s provisions, including the releases contained herein, and any objections by any Interested Parties;

(d) To approve this Agreement, without modification;

(e) To permanently enjoin or bar all Interested Parties, all defendants and third-party defendants in the Action and Third-Party Action, and the Joint Liquidators, and all of their respective heirs, trustees, executors, administrators, legal representatives, agents, successors and assigns from commencing or continuing a claim, action or proceeding of any kind in any forum against the MFG Defendants based on, relating to or arising from any of the underlying facts that form the basis for the allegations, claims or defenses in the Action and the Third-Party Action; and

(f) To order that this Agreement and the releases set forth herein are final and binding upon Plaintiff, each of the Receivership Entities, and all Interested Parties.

2. Approval by Interested Parties. The Receiver ad litem will take all reasonable steps necessary to advocate for and encourage the Interested Parties to accept the terms of this Agreement and to execute the necessary releases in exchange for the amounts provided to be applicable to each such Interested Party as set forth in Paragraph 9 hereof.

3. Consideration. MFG shall pay to the Receiver ad litem for the benefit of Plaintiff’s receivership estate the sum of sixty-nine million dollars ($69,000,000) to resolve all disputes between the Settling Parties as set forth in this Agreement, together with six million dollars ($6,000,000) representing the payment of a portion of the costs incurred by Plaintiff in the Action (collectively, the “Settlement Amount”). Of such Settlement Amount, two million dollars ($2,000,000) shall be attributable to Gilmartin’s payment hereunder. Within 7 business days after receipt by counsel for MFG of the Court Order, such Settlement Amount shall be paid by wire transfer to the account of the Receiver at Citizens Bank of Pennsylvania, pursuant to the following wire-transfer instructions: Citizens Bank of PA, Philadelphia, PA, ABA Number 036076150, for further credit to the account of “Philadelphia Alternative Asset Management Company - C. Clark Hodgson, Jr. - Receiver,” Account Number 6210906552, only upon satisfaction of the following condition, which is a condition precedent to the effectiveness of this Agreement and any obligation of MFG to pay the Settlement Amount: the Court Order is entered by the Clerk of the Court. The Receiver shall not distribute any of the Settlement Amount under Paragraph 9 hereof until the Court Order becomes final. For the purposes of this Agreement, the Court Order becomes final: (a) if no appeal is taken, on the date on which the time to appeal has expired; (b) if any appeal is taken, on the date on which any such appeal is finally disposed of in a manner affirming the material provisions of the Court Order, or (c) on such other date to which the Settling Parties may agree in writing. In the event that this Agreement shall be terminated by the Settling Parties or declared void or unenforceable by a court order, or the Court Order is reversed on appeal, then the Receiver shall refund the Settlement Amount to MFG within five (5) business days after such termination or the issuance of such order and such payment shall be made in the manner instructed by MFG in writing.

4. Seek Approval of Joint Liquidators of PAAF. The Receiver ad litem shall, within 10 days from the execution of this Agreement, in good faith, use all reasonable efforts to obtain (a) the approval of the Joint Liquidators to this Agreement and all conditions hereof, including the releases described herein, and (b) a release executed by the Joint Liquidators in the form annexed hereto as Exhibit A. The failure to obtain such approval or release shall not be a condition precedent to the effectiveness of this Agreement. MFG shall have the right, in its sole discretion, to waive the terms set forth in this Paragraph.

5. Releases From the Cayman Defendants. The Receiver ad litem shall in good faith and with due diligence seek a settlement of all claims, whether asserted or unasserted, against UBS Cayman, David Lashbrook and Scott Somerville (collectively, the “Cayman Defendants”). If any settlement is reached by the Receiver ad litem with any of the Cayman Defendants, the Receiver ad litem shall obtain a Release in favor of the MFG Defendants substantially in the form annexed hereto as Exhibit B-1 and B-2, as applicable, executed by such settling party, which shall be delivered by the Receiver ad litem to the MFG Defendants. If provided for in such a settlement with any of the Cayman Defendants, the MFG Defendants will provide corresponding releases in favor of such settling Cayman Defendant.

6. Releases From Wallace and Gobora. The Receiver ad litem shall in good faith and with due diligence seek a settlement of all claims, whether asserted or unasserted, against John Wallace and Edward Gobora. If any settlement is reached by the Receiver ad litem with Wallace or Gobora, the Receiver ad litem shall obtain a Release in favor of the MFG Defendants substantially in the form annexed hereto as Exhibit C, executed by such settling party, which shall be delivered by the Receiver ad litem to the MFG Defendants. If provided for in such a settlement with Wallace or Gobora, the MFG Defendants will provide corresponding releases in favor of such settling defendant, Wallace or Gobora.

7. Joint Tortfeasor Release. (a) In consideration of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Stephen J. Harmelin as Receiver ad litem, C. Clark Hodgson, Jr. as Receiver, and all others on whose behalf the Receiver ad litem and the Receiver have been empowered to represent or act by any court order, including PAAMCo, PAAF, Option Capital Fund, LP, Philadelphia Alternative Asset Fund, LP, Philadelphia Alternative Feeder Fund, LLC, and each of their partners, affiliates, subsidiaries and related entities, and with respect to the foregoing, each of their respective shareholders, partners, members, investors, creditors, individuals, affiliates, parents, partnerships or other entities (domestic or foreign), predecessors, successors and assigns and all of their past and present employees, officers, directors, insurers, attorneys, representatives and agents, and the heirs, executors, administrators, predecessors, successors and assigns of each of them (collectively, “Plaintiff Releasors”), hereby release and discharge MF Global Inc., Man Financial Inc, Man Group plc, and each of its and their corporate parents (domestic or foreign), affiliates (domestic or foreign), subsidiaries (domestic or foreign), general and limited partners, divisions, predecessors, successors and assigns and all of their past and present employees, officers, directors, shareholders, insurers, attorneys, representatives and agents, including but not limited to Thomas Gilmartin, Sep Alavi, William Wambach, Timothy Braun, Jody McMillan, James Zamora, and Monica Rodriguez, and the heirs, executors, administrators, predecessors, successors and assigns of each of them (collectively, “MFG Releasees”) of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, punitive, exemplary or treble damages, judgments, extents, executions, claims, liabilities and demands whatsoever, at law, in equity or otherwise, which against the MFG Releasees, Plaintiff Releasors ever had, now have or hereafter can, shall or may have, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, for, upon, or by reason of any matter, claim, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement.

(b) It is the specific intention of the Settling Parties hereto that this Agreement be deemed to be a Joint Tortfeasor Release conforming to and satisfying the provisions of the laws of the State of New York and the Commonwealth of Pennsylvania, so as to extinguish all liability of the MFG Releasees including, but not limited to, liability for contribution and/or indemnity to any other party to the Action and/or the Third-Party Action. Solely for purposes of this Agreement, the Receiver ad litem and the MFG Defendants agree that the MFG Defendants are joint tortfeasors with defendants named in the Action and the Third-Party Action.

(c) In the event it should ever be determined that any other person, partnership, corporation, or other entity is or was a joint tortfeasor with the MFG Releasees with respect to any right, claim, suit, demand, obligation, or cause of action averred by Plaintiff, whether set forth in the Action, the Third-Party Action, or otherwise, then a verdict, award, judgment, or settlement in favor of Plaintiff and against or with any such other person, partnership, corporation, or other entity, shall be reduced by the greatest of the:

(i)	pro rata share allocable to the MFG Defendants of Plaintiff’s damages recoverable against all joint tortfeasors;

(ii)	proportional share allocable to the MFG Defendants of Plaintiff’s damages recoverable against all joint tortfeasors;

(iii)	percentage share allocable to the MFG Defendants of Plaintiff’s damages recoverable against all joint tortfeasors; or

(iv)	amount of the consideration paid by the MFG Defendants pursuant to this Agreement.

(d) It is the intention of the Plaintiff to insulate the MFG Releasees from any possible claim by or liability to any other person, partnership, corporation, or other entity for contribution and/or indemnification. While not releasing any other such person, partnership, corporation, or other entity, except the MFG Releasees from any claim by Plaintiff, these joint tortfeasor provisions should be construed and interpreted to effectuate that intention.

8. Plaintiff Releases. In consideration of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MFG, Gilmartin, and each of their affiliates, parents, subsidiaries, predecessors, successors and assigns and all of their past and present employees, officers, directors, shareholders, attorneys, representatives and agents, and the heirs, executors, administrators, predecessors, successors and assigns of each of them (collectively, “MFG

Defendant Releasors”), hereby release and discharge Stephen J. Harmelin as Receiver ad litem, C. Clark Hodgson Jr. as Receiver, and all others on whose behalf the Receiver ad litem and the Receiver have been empowered to represent or act by any court order, including PAAMCo, PAAF, Option Capital Fund, LP, Philadelphia Alternative Asset Fund, LP, Philadelphia Alternative Feeder Fund, LLC, and each of their affiliates, subsidiaries, related entities and attorneys (collectively, “Plaintiff Releasees”) of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, punitive, exemplary or treble damages, judgments, extents, executions, claims, liabilities and demands whatsoever, at law, in equity or otherwise, which against the Plaintiff Releasees, MFG Defendant Releasors ever had, now have or hereafter can, shall or may have, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, for, upon, or by reason of any matter, claim, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement.

9. Interested Parties’ Releases and Disbursements. (a) The Settlement Amount paid by MFG pursuant to Paragraph 3 above shall be held by the Receiver in an interest bearing account or accounts at Citizens Bank of Pennsylvania or another financial institution of at least comparable size for the benefit of the Interested Parties of the Receivership Entities (the “Reserve”), and shall not be disbursed to any Interested Party unless and until a release is fully executed by such Interested Party (an “Investor Release”) in the form annexed hereto as Exhibit D and such Investor Release has been delivered to MFG. The maximum amount of money that any Interested Party may receive from the Reserve is the amount of that Interested Party’s proportionate share as set forth on schedule(s) to be prepared by the Receiver and/or the Joint Liquidator and approved by the Court, which shall show the amount or percentage allocable to each specific Interested Party (the “Investor Share Schedule”), together with the allocable share of interest thereon earned from the date of MFG’s payment under Paragraph 3 hereof, to the date of the Receiver’s disbursement of the Interested Party’s share. The Investor Share Schedule and the motion papers filed by the Receiver in connection with the above referenced Court approval shall be provided by the Receiver to the MFG Defendants immediately after such schedule(s) is approved by the Court, but in all cases before any portion of the Settlement Amount is paid to any Interested Party.

(b) To the extent any Interested Party has not delivered an Investor Release, the pro rata portion of the Settlement Amount otherwise attributable to such Interested Party shall be held in the Reserve by the Receiver for the benefit of the MFG Defendants to be used by the MFG Defendants, in their sole discretion, in defense of any proceedings brought by such Interested Party anywhere in the world. It is agreed that such monies held in the Reserve shall be released to the MFG Defendants upon their written notice to the Receiver, and/or his successor, that the MFG Defendants have expended sums in negotiations with or in defense of any claim or action by any Interested Party, together with documentation showing such expenditures, and the amount of such sums attributable to that Interested Party are to be withdrawn from the Reserve and paid to the MFG Defendants; provided, however, that the MFG Defendants shall not be entitled to payment of such funds from the Reserve before the 90th day following the entry of the Court Order. At the same time, the MFG Defendants shall also provide written instruction for the manner of payment to them of such sums from the Reserve. Any monies remaining in the Reserve on the fourth anniversary of the payment of the Settlement Amount shall be paid to MFG. Such payment shall be made in the manner instructed by MFG in writing.

10. Indemnification of MFG Defendants. (a) Subject to the limitations in Paragraph 10(b), the Receiver agrees to defend, through counsel of the MFG Defendants’ choice, indemnify and hold harmless the MFG Defendants against any liability, costs or expenses whatsoever that they may incur or be subject to as a result of any actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, punitive, exemplary or treble damages, sanctions, judgments, extents, executions, claims, losses, liabilities and demands whatsoever, at law, in equity or otherwise, that have been or may be asserted by any alleged joint tortfeasor in any way whatsoever for contribution and/or indemnification in the Cayman Islands (“Cayman Claims”). To the extent that the MFG Defendants incur any reasonable costs of defense of any Cayman Claims, including but not limited to reasonable attorneys’ fees, the MFG Defendants shall give the Receiver prompt notice thereof, and the Receiver agrees to reimburse the MFG Defendants for these costs as promptly as is reasonably practicable under the circumstances upon the delivery by the MFG Defendants of documentation for such expenses.

(b) The Receiver shall not have any obligation for indemnification with respect to any Claim asserted after the fourth anniversary of the payment of the Settlement Amount. Notwithstanding anything contained herein to the contrary, the maximum aggregate liability of the Receiver for indemnification obligations under this Paragraph 10 shall not exceed $5,000,000. Any amounts required to be paid to the MFG Defendants pursuant to this Paragraph 10 shall be reduced by any amounts actually received by the MFG Defendants, which reimburse the MFG Defendants for the costs and expenses enumerated in Paragraph 10(a) pursuant to an order of the Grand Court awarding such costs to the MFG Defendants.

11. Reservation of Claims. Nothing contained herein shall constitute a release of claims, punitive damages, exemplary damages, costs, judgments, debts, rentals, bonds, bills, commissions, contribution or indemnification claims, causes of action, grievances, demands, suits and proceedings in law or in equity of any nature whatsoever between Plaintiff and any parties in the Action or the Third-Party Action other than the MFG Defendants.

12. CFTC and Other Regulators. The MFG Defendants shall have the exclusive ability to deal with their regulator, the CFTC (and any other governmental regulatory agency or quasi-governmental self regulatory organization) with respect to matters affecting the MFG Defendants arising out of the underlying events involved in the bringing of an action by the CFTC against Paul Eustace and PAAMCo as set forth in the first WHEREAS clause hereto.

13. Confidentiality and Public Relations. Until such time as the full details of this Agreement are disclosed in the joint motion referred to in Paragraph 1, the Settling Parties agree that the terms of this Agreement and the underlying facts that form the basis for the allegations and claims in the Action and the Third-Party Action constitute material, non-public information about MFG. The Settling Parties agree also that the information contained in the Investor Share Schedule as set forth in Paragraph 9 hereof is confidential information. The Settling Parties therefore agree that all such information (collectively, “Confidential Information”) shall remain confidential and shall not be divulged under any circumstances to any third parties, except: (a) MFG may disclose the fact that it has entered into an agreement to settle the Action with the Receiver ad litem and may disclose those terms it believes are required to be disclosed by any applicable law; (b) the Receiver, the Receiver ad litem and their respective counsel may disclose the terms of this Agreement to the Joint Liquidators, the Interested Parties and their respective representatives to obtain consensus agreement on the terms of this Agreement and, if the Court Order is entered, to fulfill their obligations hereunder; (c) MFG may disclose the terms of this Agreement to its regulators and exchanges, including but not limited to the CFTC, SEC, CME, and FSA; and (d) the terms of this Agreement may be disclosed by the Settling Parties to their directors, officers, representatives, immediate family members, legal counsel and tax advisors; provided, however, that the negotiations leading up to this Agreement between the Receiver ad litem and the MFG Defendants and the communications between and among the Receiver ad litem and the Interested Parties and their representative shall in all events be and remain confidential. In addition:

(i)	MFG may make public announcements of the terms of this Agreement to the extent required by the laws of the various jurisdictions in which it conducts business.

(ii)	The Settling Parties agree that, subject only to the provisions set forth herein, they will not publicly comment on this Agreement except by the way of the publication of a mutually agreed, jointly crafted and solely factual statement (the “Joint Statement”) annexed hereto as Exhibit E. The Joint Statement may be disclosed and published on the Receiver’s website, in any notice mandated by the Court, or as a response to requests for information from the news media, websites, bloggers and others.

(iii)	The filing of the pleadings and any other documents publicly filed in the Action and/or the Third-Party Action shall not constitute a violation of this Agreement.

(iv)	In the event that any Settling Party receives a request, subpoena or legal process requesting that it participate or provide any Confidential Information, that Settling Party shall immediately, and prior to any disclosure of such Confidential Information, notify the other Settling Party of such request, subpoena or legal process. The receiving Settling Parties agree that they will send a copy of the request, subpoena or process by reputable overnight courier delivery service to the other Settling Party at the addresses set forth in Paragraph 27 within the earlier to occur of (a) seven days after receipt thereof, or (b) 48 hours before the response or production is required, to allow the other Settling Party an opportunity to contest the requested disclosure.

(v)	Nothing contained herein shall preclude the disclosure of the terms of this Agreement by any of the Settling Parties in any court or other proceeding brought by or against any Party for the enforcement of any right accruing in favor of or against such Settling Party under this Agreement or in defense of any proceeding brought against any Settling Party to enforce any claim that is the subject of this Agreement.

(vi)	Nothing contained herein shall preclude the disclosure of information or testimony in response to a court order or process or as required by any applicable law or regulation, or in connection with any governmental investigation or legal proceeding as to which any Settling Party has received a judicial, administrative or grand jury subpoena.

14. Termination. Either MFG or the Receiver ad litem may terminate this Agreement if the Court enters an order denying the motion seeking the entry of the Court Order. Either MFG or the Receiver ad litem may terminate this Agreement pursuant to the terms of this Paragraph by sending written notice of such termination to the other party, and upon receipt of such notice, the Agreement shall be void and of no further force or effect.

15. No Other Actions; No Assignment. The Settling Parties hereto represent and warrant that they have not brought any proceedings against each other, other than the Action, and further that, except as otherwise provided in this Settlement Agreement, they have not assigned or transferred or purported to assign or transfer to any person, firm or corporation whatsoever, any claim, debt, liability, demand, obligation, cost, expense, action or cause of action herein released.

16. Reliance on Counsel. EACH OF THE SETTLING PARTIES REPRESENTS AND WARRANTS THAT IT OR HE IS FREELY ENTERING INTO THIS AGREEMENT, THAT IT OR HE IS ACTING WITH THE ADVICE OF COUNSEL OF ITS OR HIS CHOOSING, AND THAT IT OR HE HAS READ AND FULLY UNDERSTANDS THE CONTENTS AND EFFECTS OF THIS AGREEMENT. EACH OF THE UNDERSIGNED HEREBY CERTIFIES THAT HE HAS READ ALL OF THIS AGREEMENT AND THE RELEASES AND FULLY UNDERSTANDS ALL OF THE SAME.

17. No Admissions. The Settling Parties each acknowledge that the terms of this Agreement are solely for the purpose of resolving disputed claims and avoiding further costs and uncertainty of litigation, and do not constitute an admission of any wrongdoing by any Settling Party hereto.

18. Binding Agreement. Upon execution of this Agreement, this Agreement is binding upon each of the Settling Parties hereto and on their heirs, executors, legal representatives, successors, and permitted assigns, and inures to the benefit of the Settling Parties benefited hereby and their heirs, executors, legal representatives, successors, and permitted assigns. The effectiveness of this Agreement is not conditioned upon Plaintiff entering into any settlement agreement with any other party to the Action or the Third-Party Action. Notwithstanding the foregoing, no Settling Party hereto may assign its rights or obligations under this Agreement except as otherwise provided herein or without the prior written consent of any other Settling Party hereto.

19. Entire Understanding. This Agreement and the Exhibits hereto constitute the entire understanding of the Settling Parties hereto and supersede and replace all other prior agreements between the Settling Parties hereto with respect to the subject matter hereof, whether written or oral. The Settling Parties hereto acknowledge that each Settling Party has not executed this Agreement in reliance on any promise, representation or warranty not set forth herein.

20. Amendments and Waiver. This Agreement may not be altered, changed, amended or modified except by way of a written instrument signed by duly authorized representatives of all of the Settling Parties. The recitals set forth at the beginning of this Agreement are incorporated into the Agreement by reference. Neither any failure nor delay on the part of any Settling Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or any other right, power or privilege.

21. Severance. If any provision of this Agreement shall be held to be contrary to law or invalid under the law of any jurisdiction, such illegality or invalidity shall not affect any other provision(s) of this Agreement in any way, which other provisions shall nevertheless continue in full force and effect.

22. Governing Law. This Agreement shall be governed exclusively by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, applied without regard to conflict of laws principles, except as provided in Paragraph 7 hereof.

23. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as the original instrument and as if all the Settling Parties to the counterparts had signed the same instrument. Further, the signature pages of this Settlement Agreement may be transmitted by facsimile and/or PDF, and signatures transmitted by facsimile and/or PDF shall have the same force and effect as the original signatures.

24. Joint Drafting. This Agreement reflects the joint drafting efforts of each Settling Party hereto in consultation with their respective legal counsel. In the event of any dispute or controversy regarding the Agreement, the Settling Parties shall be considered joint authors and no provision shall be interpreted against any Settling Party because of any alleged putative authorship.

25. Disputes. Any dispute arising under or in connection with this Agreement, or any suit for its enforcement, after entry of the Court Order shall be determined solely and exclusively by an arbitration proceeding before a three member panel of arbitrators before JAMs in New York, New York, in accordance with JAMs procedures, to the jurisdiction of which each of the undersigned hereby consents. Each of the parties to this Agreement hereby waives any right it or he may have to a trial by a jury of any dispute arising under or in connection with this Agreement and any suit for its enforcement. A decision by such an arbitration panel shall be final and non-appealable, and binding upon each of the parties to this Agreement. Such a decision by the arbitration panel can be enforced in a court of competent jurisdiction. A copy of JAMs procedural rules are annexed hereto as Exhibit F.

26. Authority. Each person signing this Agreement represents and warrants that he or she is duly authorized and empowered to execute this Agreement and bind the Settling Parties on whose behalf they have executed this Agreement. The Settling Parties represent and warrant to the extent applicable: (a) that they have taken all necessary corporate, legal and administrative actions duly to approve the making and performance of this Agreement, and no further corporate, administrative or other approval is necessary; and (b) that the making and performance of this Agreement will not violate any provision of their respective articles of incorporation, charter or corporate by-laws, or other binding document. It is understood and agreed by the Settling Parties that the Receiver and the Receiver ad litem are entering into this Agreement solely in their capacities as Receiver and Receiver ad litem, respectively, and that they shall have no personal liability for any of their obligations hereunder other than in such capacities.

27. Notices. (a) All notices, waivers, demands, requests, consents, approvals and communications required or permitted under this Agreement (“Notice(s)”) shall be in writing and given as follows: by (i) personal delivery, (ii) by facsimile and electronic mail, or (iii) established overnight commercial courier, with delivery charges prepaid or duly charged. All Notices shall be addressed to the applicable addresses as set forth below, or to any other address or addresses as any party from time to time may designate, by Notice given to the others in the manner provided in this paragraph as follows:

To:	MF Global Inc.:

	1.	Howard Schneider, Esq.
MF Global Inc.
717 Fifth Avenue
New York, New York 10022
(212) 589-6200
(212) 319-1293 (facsimile)
hschneider@mfglobal.com

	2.	Therese M. Doherty, Esq.
Herrick, Feinstein LLP
2 Park Avenue
New York, New York 10016
(212) 592-1400
(212) 545-3320 (facsimile)
tdoherty@herrick.com

To:	Thomas Gilmartin:

	1.	Dennis R. Suplee, Esq.
Schnader Harrison Segal & Lewis LLP
1600 Market Street, Suite 3600
Philadelphia, PA 19103
(215) 751-2000
(215) 751-2005 (facsimile)
dsuplee@schnader.com

To:	The Receiver ad litem:

	1.	Stephen J. Harmelin, Esq.
Dilworth Paxson LLP
1735 Market Street
Philadelphia, PA 19103-7595
(215) 575-7000
(215) 575-7200 (facsimile)
sharmelin@dilworthlaw.com

	2.	James J. Rodgers, Esq.
Dilworth Paxson LLP
1735 Market Street
Philadelphia, PA 19103-7595
(215) 575-7000
(215) 575-7200 (facsimile)
jrodgers@dilworthlaw.com

To:	The Receiver:

	1.	C. Clark Hodgson, Jr., Esq.
Stradley Ronon Stevens & Young LLP
2600 One Commerce Square
Philadelphia, PA 19103-7098
(215) 564-8000
(215) 564-8120 (facsimile)
chodgson@stradley.com

	2.	Michael J. Cordone, Esq.
Stradley Ronon Stevens & Young LLP
2600 One Commerce Square
Philadelphia, PA 19103-7098
(215) 564-8000
(215) 564-8120 (facsimile)
mcordone@stradley.com

(b) Notices so given under Paragraph 27 shall be deemed to have been given on the day sent to the party or Settling Parties if delivered personally or by facsimile and electronic mail (with transmission confirmed), or the next business day if sent by overnight carrier. All copies to the applicable persons or entity(ies) designated above to receive copies shall be given in the same manner as the original Notice.

28. Attorneys’ Fees. Except as specifically set forth in Paragraph 3 hereof, each Settling Party shall bear its own attorneys’ fees and costs in connection with the negotiation and drafting of this Agreement, the Action and the Third-Party Action. Should a dispute arise and its resolution sought before JAMs, or legal services be incurred to enforce or to interpret any part of this Agreement, the “prevailing party” shall, in the discretion of the arbitration, be entitled to recover its reasonable attorneys’ fees and costs. A Party shall be deemed to be a “prevailing party” if it or he recovers a substantial portion of the relief sought, whether by judgment, order, decision or settlement.

Dated: November 30, 2007		Stephen J. Harmelin, Receiver ad litem for Philadelphia Alternative Asset Management Company, LLC and its Partners, Affiliates, Subsidiaries and Related Entities

	By:	/s/ Stephen J. Harmelin
Stephen J. Harmelin

Dated: November 30, 2007		C. Clark Hodgson, Jr., Receiver for Philadelphia Alternative Asset Management Company, LLC and its Partners, Affiliates, Subsidiaries and Related Entities

	By:	/s/ C. Clark Hodgson
C. Clark Hodgson, Jr.

Dated: December 3, 2007	MF Global Inc. f/k/a Man Financial Inc

	By:	/s/ Howard Schneider
Howard Schneider, General Counsel

Dated: November 30, 2007		Thomas Gilmartin

	By:	/s/ Thomas Gilmartin
Thomas Gilmartin

We the Joint Official Liquidators of PAAF have read the foregoing Agreement, including Paragraph 4 and Exhibit A, and will seek approval from the Grand Court to execute the Release annexed hereto as Exhibit A.

Joint Official Liquidators of Philadelphia Alternative Asset Fund, Ltd.

By:
Richard Fogerty

By:
G. James Cleaver

Exhibit List

A.	Release in favor of the MFG Defendants from the Joint Liquidators

B.	Release in favor of the MFG Defendants from the Cayman Defendants

C.	Release in favor of the MFG Defendants from the Wallace and Gobora

D.	Release in favor of the MFG Defendants from Investors

E.	Joint Statement drafted by Settling Parties re: Settlement (See Exhibit 99.1 of Form 8-K filed on December 7, 2007).

F.	JAMS Procedures (not attached)

EXHIBIT A

GENERAL RELEASE BY JOINT OFFICIAL LIQUIDATORS

1. In consideration of that certain Settlement Agreement, dated November 30, 2007 (the “Settlement Agreement”), by and between Stephen J. Harmelin, the court-appointed Receiver ad litem (the “Receiver ad litem”) and C. Clark Hodgson, Jr., the court appointed Receiver (the “Receiver”) for the Philadelphia Alternative Asset Management Company, LLC (“PAAMCo”) and all of its partners, affiliates, subsidiaries and related entities, including, but not limited to, Philadelphia Alternative Asset Fund, Ltd. (“PAAF”), Option Capital Fund, LP, Philadelphia Alternative Asset Fund, LP, and Philadelphia Alternative Feeder Fund, LLC (collectively, the “Receivership Entities”), on behalf of all of the foregoing Receivership Entities (collectively, “Plaintiff”), on the one hand, and MF Global Inc. f/k/a Man Financial Inc (“MFG”), and Thomas Gilmartin (“Gilmartin”), on the other hand, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, THE PHILADELPHIA ALTERNATIVE ASSET FUND, LTD. (“PAAF”), acting through and by RICHARD FOGERTY and G. JAMES CLEAVER, as the JOINT OFFICIAL LIQUIDATORS OF PAAF, and each of PAAF’s predecessors, successors and assigns (collectively, “Releasors”), hereby release and discharge MF Global Inc., Man Financial Inc, Man Group plc, and each of its and their corporate parents (domestic or foreign), affiliates (domestic or foreign), subsidiaries (domestic or foreign), general and limited partners, divisions, predecessors, successors and assigns and all of their past and present employees, officers, directors, shareholders, insurers, attorneys, representatives and agents, including but not limited to Thomas Gilmartin, Sep Alavi, William Wambach, Timothy Braun, Jody McMillan, James Zamora, and Monica Rodriguez, and the heirs, executors, administrators, predecessors, successors and assigns of each of them (collectively, “MFG Releasees”) of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, punitive, exemplary or treble damages, judgments, extents, executions, claims, liabilities and demands whatsoever, at law, in equity or otherwise, which against the MFG Releasees, Releasors ever had, now have or hereafter can, shall or may have, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, for, upon, or by reason of any matter, claim, cause or thing whatsoever from the beginning of the world to the day of the date of this Release (collectively, the “Claims”). The Releasors further covenant not to sue the MFG Releasees, or otherwise to institute any proceeding or action against the MFG Releasees anywhere in the world for any of the Claims released herein.

2. It is the specific intention of the Releasors and the MFG Releasees that this Release be deemed to be a Joint Tortfeasor Release conforming to and satisfying the provisions of the laws of the State of New York and the Commonwealth of Pennsylvania, so as to extinguish all liability of the MFG Releasees including, but not limited to, liability for contribution and/or indemnity to any other party, including those parties to the action described in the Settlement Agreement and captioned Stephen J. Harmelin, Receiver ad Litem for Philadelphia Alternative Asset Management Company, LLC, and its partners, affiliates, subsidiaries and related entities v. Man Financial Inc, Thomas Gilmartin, UBS Fund Services (Cayman) Ltd., No. CV-06-1944 (MMB) (the “Action”), and/or the related third-party action, captioned Man Financial Inc v. John Wallace, Edward Gobora, David Lashbrook, Scott Somerville and UBS Fund Services (Cayman), Ltd., No. CV-06-1944 (MMB) (the “Third-Party Action”). Solely for purposes of this Release, the Releasors and the MFG Defendants agree that the MFG Defendants are joint tortfeasors with defendants named in the Action and the Third-Party Action.

2

3. In the event it should ever be determined that any other person, partnership, corporation, or other entity is or was a joint tortfeasor with the MFG Releasees with respect to any right, claim, suit, demand, obligation, or cause of action averred by Plaintiff, whether set forth in the Action, the Third-Party Action, or otherwise, then a verdict, award, judgment, or settlement in favor of Plaintiff and against or with any such other person, partnership, corporation, or other entity, shall be reduced by the greater of the:

(a)	pro rata share allocable to the MFG Defendants of Plaintiff’s damages recoverable against all joint tortfeasors;

(b)	proportional share allocable to the MFG Defendants of Plaintiff’s damages recoverable against all joint tortfeasors;

(c)	percentage share allocable to the MFG Defendants of Plaintiff’s damages recoverable against all joint tortfeasors; or

(d)	amount of the consideration paid by the MFG Defendants pursuant to this Agreement.

4. It is the intention of the Releasors to insulate the MFG Releasees from any possible claim by or liability to any other person, partnership, corporation, or other entity for contribution and/or indemnification. While not releasing any other such person, partnership, corporation, or other entity, except the MFG Releasees from any claim by Plaintiff, these joint tortfeasor provisions should be construed and interpreted to effectuate that intention.

5. This Release is governed by New York Law, without regard to conflict of law principles.

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6. This Release may not be changed orally.

7. Richard Fogerty and G. James Cleaver, as Joint Provisional Liquidators for PAAF, hereby represent and warrant that they each are duly authorized to sign this Release.

IN WITNESS WHEREOF, the Releasors have caused this Release to be executed by their duly authorized officers or agents on this     day of             , 20    .

Richard Fogerty
Official Joint Official Liquidator of the Philadelphia Alternative Asset Fund, Ltd.

G. James Cleaver
Official Joint Official Liquidator of the Philadelphia Alternative Asset Fund, Ltd.

[Cayman Islands acknowledgements]

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EXHIBIT B-1

GENERAL RELEASE BY LASHBROOK AND SOMERVILLE

1. In consideration of that certain Settlement Agreement, dated November 30, 2007 (the “Settlement Agreement”), by and between Stephen J. Harmelin, the court-appointed Receiver ad litem (the “Receiver ad litem”) and C. Clark Hodgson, Jr., the court appointed Receiver (the “Receiver”) for the Philadelphia Alternative Asset Management Company, LLC (“PAAMCo”) and all of its partners, affiliates, subsidiaries and related entities, including, but not limited to, Philadelphia Alternative Asset Fund, Ltd. (“PAAF”), Option Capital Fund, LP, Philadelphia Alternative Asset Fund, LP, and Philadelphia Alternative Feeder Fund, LLC (collectively, the “Receivership Entities”), on behalf of all of the foregoing Receivership Entities (collectively, “Plaintiff”), on the one hand, and MF Global Inc. f/k/a Man Financial Inc (“MFG”), and Thomas Gilmartin (“Gilmartin”), on the other hand, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DAVID LASHBROOK and SCOTT SOMERVILLE on behalf of themselves, and all of their past and present employers, insurers, attorneys, representatives and agents, and the heirs, executors, administrators, predecessors, successors and assigns of each of them (collectively, “Releasors”), hereby release and discharge MF Global Inc., Man Financial Inc, Man Group plc, and each of its and their corporate parents (domestic or foreign), affiliates (domestic or foreign), subsidiaries (domestic or foreign), general and limited partners, divisions, predecessors, successors and assigns and all of their past and present employees, officers, directors, shareholders, insurers, attorneys, representatives and agents, including but not limited to Thomas Gilmartin, Sep Alavi, William Wambach, Timothy Braun, Jody McMillan, James Zamora, and Monica Rodriguez, and the heirs, executors, administrators, predecessors, successors and assigns of each of them (collectively, “MFG Releasees”) of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, punitive, exemplary or treble damages, judgments, extents, executions, claims, liabilities and demands whatsoever, at law, in equity or otherwise, which against the MFG Releasees, Releasors ever had, now have or hereafter can, shall or may have, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, for, upon, or by reason of any matter, claim, cause or thing whatsoever from the beginning of the world to the day of the date of this Release (collectively, the “Claims”). The Releasors further covenant not to sue the MFG Releasees, or otherwise to institute any proceeding or action against the MFG Releasees anywhere in the world for any of the Claims released herein.

2. This Release is governed by New York Law, without regard to conflict of law principles.

3. This Release may not be changed orally.

IN WITNESS WHEREOF, David Lashbrook and Scott Somerville have hereunto set their names and seals on this     day of             , 200    .

David Lashbrook

Scott Somerville

[acknowledgements]

2

EXHIBIT B-2

GENERAL RELEASE BY UBS FUND SERVICES (CAYMAN), LTD.

1. In consideration of that certain Settlement Agreement, dated November 30, 2007 (the “Settlement Agreement”), by and between Stephen J. Harmelin, the court-appointed Receiver ad litem (the “Receiver ad litem”) and C. Clark Hodgson, Jr., the court appointed Receiver (the “Receiver”) for the Philadelphia Alternative Asset Management Company, LLC (“PAAMCo”) and all of its partners, affiliates, subsidiaries and related entities, including, but not limited to, Philadelphia Alternative Asset Fund, Ltd. (“PAAF”), Option Capital Fund, LP, Philadelphia Alternative Asset Fund, LP, and Philadelphia Alternative Feeder Fund, LLC (collectively, the “Receivership Entities”), on behalf of all of the foregoing Receivership Entities (collectively, “Plaintiff”), on the one hand, and MF Global Inc. f/k/a Man Financial Inc (“MFG”), and Thomas Gilmartin (“Gilmartin”), on the other hand, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, UBS FUND SERVICES (CAYMAN), LTD. on behalf of itself and its respective predecessors, successors and assigns (collectively, “Releasors”), hereby release and discharge MF Global Inc., Man Financial Inc, Man Group plc, and each of its and their corporate parents (domestic or foreign), affiliates (domestic or foreign), subsidiaries (domestic or foreign), general and limited partners, divisions, predecessors, successors and assigns and all of their past and present employees, officers, directors, shareholders, insurers, attorneys, representatives and agents, including but not limited to Thomas Gilmartin, Sep Alavi, William Wambach, Timothy Braun, Jody McMillan, James Zamora, and Monica Rodriguez, and the heirs, executors, administrators, predecessors, successors and assigns of each of them (collectively, “MFG Releasees”) of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, punitive, exemplary or treble damages, judgments, extents, executions, claims, liabilities and demands whatsoever, at law, in equity or otherwise, which against the MFG Releasees, Releasors ever had, now have or hereafter can, shall or may have, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, for, upon, or by reason of any matter, claim, cause or thing whatsoever relating to or arising from the facts and circumstances alleged in all of the pleadings in the main action and in the third-party action in the matter captioned Harmelin v. Man Financial Inc., Thomas Gilmartin, and UBS Fund Services (Cayman), Ltd., pending in the United States District Court for the Eastern District of Pennsylvania, No. 06-1944 (MMB) (collectively, the “Claims”). The Releasors further covenant not to sue the MFG Releasees, or otherwise to institute any proceeding or action against the MFG Releasees anywhere in the world for any of the Claims released herein.

2. This Release is governed by New York Law, without regard to conflict of law principles.

3. This Release may not be changed orally.

IN WITNESS WHEREOF,                             ,                  of UBS Fund Services (Cayman), Ltd., have hereunto set his/her name and seal on this     day of             , 200    .

UBS FUND SERVICES (CAYMAN), LTD.

By:

[acknowledgements]

2

EXHIBIT C

GENERAL RELEASE BY WALLACE AND GOBORA

1. In consideration of that certain Settlement Agreement, dated November 30, 2007 (the “Settlement Agreement”), by and between Stephen J. Harmelin, the court-appointed Receiver ad litem (the “Receiver ad litem”) and C. Clark Hodgson, Jr., the court appointed Receiver (the “Receiver”) for the Philadelphia Alternative Asset Management Company, LLC (“PAAMCo”) and all of its partners, affiliates, subsidiaries and related entities, including, but not limited to, Philadelphia Alternative Asset Fund, Ltd. (“PAAF”), Option Capital Fund, LP, Philadelphia Alternative Asset Fund, LP, and Philadelphia Alternative Feeder Fund, LLC (collectively, the “Receivership Entities”), on behalf of all of the foregoing Receivership Entities (collectively, “Plaintiff”), on the one hand, and MF Global Inc. f/k/a Man Financial Inc (“MFG”), and Thomas Gilmartin (“Gilmartin”), on the other hand, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, JOHN WALLACE and EDWARD GOBORA, on behalf of themselves, and all of their past and present employers, insurers, attorneys, representatives and agents, and the heirs, executors, administrators, predecessors, successors and assigns of each of them (collectively, “Releasors”), hereby release and discharge MF Global Inc., Man Financial Inc, Man Group plc, and each of its and their corporate parents (domestic or foreign), affiliates (domestic or foreign), subsidiaries (domestic or foreign), general and limited partners, divisions, predecessors, successors and assigns and all of their past and present employees, officers, directors, shareholders, insurers, attorneys, representatives and agents, including but not limited to Thomas Gilmartin, Sep Alavi, William Wambach, Timothy Braun, Jody McMillan, James Zamora, and Monica Rodriguez, and the heirs, executors, administrators, predecessors, successors and assigns of each of them

(collectively, “MFG Releasees”) of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, punitive, exemplary or treble damages, judgments, extents, executions, claims, liabilities and demands whatsoever, at law, in equity or otherwise, which against the MFG Releasees, Releasors ever had, now have or hereafter can, shall or may have, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, for, upon, or by reason of any matter, claim, cause or thing whatsoever from the beginning of the world to the day of the date of this Release (collectively, the “Claims”). The Releasors further covenant not to sue the MFG Releasees, or otherwise to institute any proceeding or action against the MFG Releasees anywhere in the world for any of the Claims released herein

2. This Release is governed by New York Law, without regard to conflict of law principles.

3. This Release may not be changed orally.

IN WITNESS WHEREOF, John Wallace and Edward Gobora have hereunto set their names and seals on this     day of             , 200    .

John Wallace

Edward Gobora

[acknowledgements]

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EXHIBIT D

GENERAL RELEASE BY INTERESTED PARTIES

1. In consideration of that certain Settlement Agreement, dated November 29, 2007 (the “Settlement Agreement”), by and between Stephen J. Harmelin, the court-appointed Receiver ad litem (the “Receiver ad litem”) and C. Clark Hodgson, Jr., the court appointed Receiver (the “Receiver”) for the Philadelphia Alternative Asset Management Company, LLC (“PAAMCo”) and all of its partners, affiliates, subsidiaries and related entities, including, but not limited to, Philadelphia Alternative Asset Fund, Ltd. (“PAAF”), Option Capital Fund, LP, Philadelphia Alternative Asset Fund, LP, and Philadelphia Alternative Feeder Fund, LLC (collectively, the “Receivership Entities”), on behalf of all of the foregoing Receivership Entities (collectively, “Plaintiff”), on the one hand, and MF Global Inc. f/k/a Man Financial Inc (“MFG”), and Thomas Gilmartin (“Gilmartin”), on the other hand, payment of the sum of $                            , and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, [INSERT INDIVIDUAL], on behalf of             self, and all of his [her] past and present employers, insurers, attorneys, representatives and agents, and the heirs, executors, administrators, predecessors, successors and assigns of each of them (collectively, “Releasors”) [OR INSERT ENTITY, on behalf of its respective shareholders, partners, members, investors, creditors, individuals, affiliates, parents, partnerships or other entities (domestic or foreign), predecessors, successors and assigns and all of their past and present employees, officers, directors, insurers, attorneys, representatives and agents, and the heirs, executors, administrators, predecessors, successors and assigns of each of them (collectively, “Releasors”)], hereby release and discharge MF Global Inc., Man Financial Inc, Man Group plc, and each of its and their corporate parents (domestic or foreign), affiliates (domestic or foreign), subsidiaries (domestic or foreign), general and limited partners, divisions, predecessors, successors and assigns and all of their past and present employees, officers, directors, shareholders, insurers, attorneys, representatives and agents, including but not limited to Thomas Gilmartin, Sep Alavi, William Wambach, Timothy Braun, Jody McMillan, James Zamora, and Monica Rodriguez, and the heirs, executors, administrators, predecessors, successors and assigns of each of them (collectively, “MFG Releasees”) of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, punitive, exemplary or treble damages, judgments, extents, executions, claims, liabilities and demands whatsoever, at law, in equity or otherwise, which against the MFG Releasees, Releasors ever had, now have or hereafter can, shall or may have, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, for, upon, or by reason of any matter, claim, cause or thing whatsoever from the beginning of the world to the day of the date of this Release (collectively, the “Claims”). The Releasors further covenant not to sue the MFG Releasees, or otherwise to institute any proceeding or action against the MFG Releasees anywhere in the world for any of the Claims released herein.

2. For purposes of the Cayman Islands Confidential Relationships (Preservation) Law (1995 Revision), and all subsequent amendments thereto, the [INSERT INDIVIDUAL OR ENTITY] hereby consents to the provision of the identity and investment in PAAF to MFG for the purpose of effectuating the intent of the Settlement Agreement.

3. This Release is governed by New York Law, without regard to conflict of law principles.

4. This Release may not be changed orally.

IN WITNESS WHEREOF,                                      has hereunto set his/her names and seal on this     day of             , 200    .

Name:
[acknowledgement]	Title: